Exhibit 23.1

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113094 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement No. 333-113094 on Form S-8 of our report dated October 10, 2005, relating to the consolidated financial statements of Bioenvision, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Bioenvision, Inc. for the year ended June 30, 2005.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
October 12, 2005